[GRAPHIC OMITTED]

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215
1-800-848-6331

NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide") will provide the benefits described in the Contract, including making annuity payments to the Annuitant beginning on the Annuitization Date. The Contract is provided in return for the Purchase Payment(s) made by the Contract Owner.

RIGHT TO EXAMINE AND CANCEL

THE CONTRACT OWNER HAS THE "RIGHT TO EXAMINE AND CANCEL" THE CONTRACT. THE CONTRACT OWNER MAY RETURN THE CONTRACT WITHIN TEN DAYS OF THE DATE IT IS RECEIVED BY THE CONTRACT OWNER TO THE HOME OFFICE OF NATIONWIDE OR THE AGENT THROUGH WHOM IT WAS PURCHASED. WHEN NATIONWIDE RECEIVES THE CONTRACT, IT WILL CANCEL THE CONTRACT AND REFUND THE CONTRACT VALUE IN FULL.

PLEASE NOTE: NATIONWIDE RESERVES THE RIGHT TO ALLOCATE PURCHASE PAYMENTS RECEIVED DURING THE "RIGHT TO EXAMINE AND CANCEL" PERIOD TO A MONEY MARKET FUND AND WILL ALLOCATE THE CONTRACT VALUE TO THE UNDERLYING MUTUAL FUND OPTIONS SPECIFIED BY THE CONTRACT OWNER WHEN THE "RIGHT TO EXAMINE AND CANCEL" PERIOD HAS EXPIRED.

--------------------------------------------------------------------------------
THIS IS A LEGAL CONTRACT BETWEEN NATIONWIDE AND THE CONTRACT OWNER, PLEASE READ IT CAREFULLY. IF THE CONTRACT IS NOT RETURNED DURING THE "RIGHT TO EXAMINE AND CANCEL" PERIOD, THE CONTRACT OWNER WILL BE BOUND BY THE TERMS OF THE CONTRACT.
--------------------------------------------------------------------------------

Executed for Nationwide on the Date of Issue by:



/s/ PATRICIA R. HATLER      /s/ JOSEPH J. GASPER




Individual Flexible Purchase Payment Variable Deferred Annuity Contract, Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THE CONTRACT ARE: (1) BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT; OR (2) SUBJECT TO A MARKET VALUE ADJUSTMENT. THESE VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE WITH THE FLUCTUATIONS OF THE NET INVESTMENT FACTOR OR THE APPLICATION OF A MARKET VALUE ADJUSTMENT AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

           NOTICE: Details of the variable provisions of this Contract are on pages 5, 7, 8, 15 and 16.

TABLE OF CONTENTS


CONTRACT SPECIFICATIONS
PAGE........................................INSERT

DEFINITIONS......................................3

GENERAL PROVISIONS...............................4
     Entire Contract
     Non-Participating
     Incontestability
     Contract Settlement
     Evidence of Survival
     Alteration or Modification
     Assignment
     Protection of Proceeds
     Misstatement of Age or Sex
     Reports

CONTRACT EXPENSES................................5
     Variable Account Charge
     Contract Maintenance Charge

PARTIES TO THE CONTRACT..........................5
     Nationwide
     Contract Owner
     Joint Owner
     Contingent Owner
     Annuitant
     Contingent Annuitant
     Co-Annuitant
     Beneficiaries and Contingent Beneficiaries

CONTRACT INVESTMENT
OPTIONS..........................................7
     Variable Account
     Multiple Maturity Account

OPERATION OF THE CONTRACT........................8
     Purchase Payments
     Transfers
     Surrenders
     Surrenders Required by the Internal
         Revenue Code
     Additional Tax Information

CONTRACT OWNER SERVICES.........................11
     Asset Rebalancing
     Dollar Cost Averaging Programs
     Systematic Surrenders

SUCCESSION OF RIGHTS AND
THE DEATH BENEFIT...............................12
     Death of Contract Owner
     Death of Contract Owner/Annuitant
     Death of Annuitant
     Death Benefit Payment
     Standard Death Benefit
     Spousal Protection

ANNUITIZATION...................................14
     Annuity Commencement Date
     Annuitization Process
     Calculation of Fixed Annuity Payments
     Calculation of Variable Annuity Payments
     Frequency and Amount of Payment
     Large Size Annuity Contracts

ANNUITY PAYMENT OPTIONS.........................17
     Selection of Annuity Payment Option
     Life Annuity
     Joint and Survivor Annuity
     Life Annuity with 120 or 240 Monthly
          Payments Guaranteed
     Any Other Option
     Confirmation of Annuity Payments

TABLES..........................................18

DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the Variable Account value before the Annuitization Date.

ANNUITANT - The person upon whose continuation of life any annuity payments involving life contingencies depends.

ANNUITIZATION - The period during which annuity payments are received by the Annuitant.

ANNUITIZATION DATE - The date annuity payments begin.

ANNUITY COMMENCEMENT DATE - The date annuity payments are scheduled to begin.

ANNUITY UNIT - An accounting unit of measure used to calculate variable annuity payments.

BENEFICIARY - The person designated by the Contract Owner to receive certain benefits under the Contract if the Annuitant or Contract Owner dies before the Annuitization Date and there is no surviving Joint Owner.

CO-ANNUITANT - The persons designated by the Contract Owner to receive the "Spousal Protection" benefit. Only one Co-Annuitant upon Annuitization may be the Annuitant upon whose continuation of life any annuity payments involving life contingences depends.

CONTINGENT ANNUITANT - The person designated by the Contract Owner to be the recipient of certain rights or benefits under the Contract if the Annuitant dies before the Annuitization Date.

CONTINGENT BENEFICIARY - The person designated by the Contract Owner to receive the benefits accorded the Beneficiary if the Beneficiary is not living when the Annuitant dies.

CONTINGENT OWNER - The person designated by the Contract Owner to succeed to the rights of a Contract Owner if the Contract Owner dies before Annuitization and there is no Joint Owner.

CONTRACT - The terms, conditions, benefits and rights of the annuity described in this document, as well as any documents describing elected options, endorsements or attached application form.

CONTRACT ANNIVERSARY - Beginning with the Date of Issue, each recurring one-year anniversary of the Date of Issue during which the Contract remains in force.

CONTRACT OWNER(S) - The person possessing all rights under the Contract prior to the Annuitization Date, unless there is a Joint Owner.

CONTRACT VALUE - The combined value of the Variable Account and the Multiple Maturity Account.

DATE OF ISSUE - The date the first Purchase Payment is applied to the Contract.

DEATH BENEFIT - The benefit payable when the Annuitant dies before the Annuitization Date, unless a Contingent Annuitant has been named.

GUARANTEED TERM OPTION (GTO) - Investment options that are part of the Multiple Maturity Account providing a guaranteed interest rate paid over certain periods of time (or terms), if certain conditions are met.

JOINT OWNER - The person possessing an undivided interest in the entire Contract with the Contract Owner. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

MULTIPLE MATURITY ACCOUNT - A separate account of Nationwide funding the GTOs with terms of 1, 3, 5, 7, or 10 years with a fixed rate of return (subject to a market value adjustment).

NATIONWIDE - Nationwide Life Insurance Company.

NON-QUALIFIED CONTRACT - A Contract that does not qualify for favorable tax treatment under Internal Revenue Code Sections 408, 408A, 401(a), 403(a), or 403(b).

PURCHASE PAYMENT(S) - New money deposited into the Contract by the Contract
Owner.

SUB-ACCOUNTS - Divisions of the Variable Account where Accumulation Units and Annuity Units are maintained separately. Each Sub-Account corresponds to a different underlying mutual fund.

SURRENDER - A withdrawal of part or all of the Contract Value from the Contract.

SURRENDER VALUE - The value of amounts Surrendered from the Contract. This is the Contract Value minus any applicable charges or market value adjustments described in the Contract and any applicable premium taxes.

VALUATION DATE - Each day the New York Stock Exchange and Nationwide's home office are open for business or any other day during which there is a sufficient degree of trading the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might be materially affected. If the required information has not been received by the time indicated, then the date used for valuation will be the next day the New York Stock Exchange and Nationwide's Home Office are open for business.

VALUATION PERIOD - The period of time commencing at the close of a Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - A separate investment account of Nationwide into which Purchase Payments may be allocated.


GENERAL PROVISIONS

ENTIRE CONTRACT

The Contract is the entire agreement between Nationwide and the Contract Owner.

NON-PARTICIPATING

The Contract is non-participating. It does not share in the surplus of Nationwide.

INCONTESTABILITY

The Contract will not be contested by Nationwide.

CONTRACT SETTLEMENT

Nationwide may require that the Contract be returned before making any annuity payments or processing a Surrender of the entire Surrender Value.

EVIDENCE OF SURVIVAL

If annuity payments depend on a person being alive, then Nationwide may require proof that person is still living before making annuity payments.

ALTERATION OR MODIFICATION

Changes to the Contract must be made in writing and signed by Nationwide's President or Secretary. The Contract may be modified or superseded by applicable law. Other changes to the Contract will be made only with the mutual agreement of Nationwide and the Contract Owner. A copy of the amendment will be furnished to the Contract Owner if required.

ASSIGNMENT

In some cases a Contract Owner may assign some or all rights under the Contract. An assignment has to be made in writing and signed by the Contract Owner during the lifetime of the Annuitant and before the Annuitization Date. The assignment takes effect on the date it is recorded by Nationwide. Assignment will not be recorded until Nationwide has received sufficient direction from the Contract Owner and assignee as to how rights under the Contract will be allocated. Nationwide may reject or not recognize assignments designed to alter the character of the risk that it originally assumed in issuing the Contract.

Nationwide is not responsible for the validity or tax consequences of any assignment or for any payment or other settlement made prior to Nationwide's recording of the assignment.

PROTECTION OF PROCEEDS

Proceeds under the Contract are not assignable by any Beneficiary prior to the time they become payable. To the extent permitted by applicable law, proceeds are not subject to the claims of creditors or to legal process.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Contract Owner, Joint Owner, Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of an Annuitant may be required at any time, in a form satisfactory to Nationwide. When the age or sex of an Annuitant has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract. The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract.

REPORTS

Before Annuitization, a report showing the Contract Value will be sent to the Contract Owner at his or her last known address at least once a year.

CONTRACT EXPENSES

VARIABLE ACCOUNT CHARGE

The base Variable Account charge is 0.95% on an annualized basis and compensates Nationwide for administrative and distribution expenses, as well as expenses associated with issuing, maintaining, and assuming certain risks in connection with the Contract. The election of any available options may increase this charge. Nationwide deducts this charge from the Variable Account each business day based on the value of the Variable Account.

CONTRACT MAINTENANCE CHARGE

Nationwide deducts a $30 contract maintenance charge on each Contract Anniversary and at the time of a full Surrender of the Contract. This charge compensates Nationwide for administrative expenses related to issuing and maintaining the Contract. If the Contract Value is greater than or equal to $50,000 on a Contract Anniversary, then this charge is waived for that year and all subsequent years. If the Contract is fully Surrendered and the Contract Value at the time of Surrender is greater than or equal to $50,000 the charge is also waived.


PARTIES TO THE CONTRACT

Nationwide and the Contract Owner (including any Joint Owner) are the primary parties to the Contract. Additional parties listed in the Contract may be entitled to certain rights, but only under specific conditions, as described in the Contract.

The Contract Owner may change a party named in the Contract, except a Joint Owner, if the change request is in writing. Changes are effective as of the date the change request is signed. Nationwide, however, is not responsible for payment or other actions taken before the change request is received. Changes to the Annuitant require Nationwide's written consent and may only be done prior to the Annuitization Date. Nationwide is not responsible for the tax implications of any changes to the named parties. Nationwide may reject changes to the parties named in the Contract if the risk originally assumed by Nationwide in issuing the Contract is materially altered, multiple annuity contracts issued by Nationwide are being utilized to cover a single risk, or if the result of the change is to transfer rights or benefits to an institutional investor.

A change of Contract Owner may require a signature guarantee and must be signed by the Contract Owner and the person designated as the new Contract Owner.

Changes to the Annuitant or Contingent Annuitant are subject to underwriting and approval by Nationwide. If any Contract Owner is not a natural person, the change of the Annuitant will be treated as the death of the Contract Owner.

NATIONWIDE

Nationwide is a stock life insurance company organized under Ohio law. In exchange for the Purchase Payment(s) made under this Contract, Nationwide issues the Contract to the Contract Owner, assumes certain risks and promises to make certain payments.

In issuing this Contract, Nationwide intends to offer only annuity and related benefits (including death benefits) to single individuals and their beneficiaries. These benefits result in Nationwide assuming certain risks. This Contract is not intended for use by institutional investors, people trying to cover risks involving multiple lives with a single contract, or by someone trying to cover a single life with multiple Nationwide contracts.

If Nationwide discovers that the risk it intended to assume in issuing this Contract has been altered by any of the following, then Nationwide will take any action it feels is necessary to mitigate or eliminate the altered risk including, but not limited to, rescinding the Contract and returning the Surrender Value:

(1) Information provided by the Contract Owner(s) is materially false, misleading, incomplete or otherwise deficient.

(2) The Contract is being used with other contracts issued by Nationwide to cover a single life or risk.

(3)  The Contract is being used to cover multiple lives or risks.

(4)  The Contract is being used by an institutional investor.

Nationwide's failure to detect, mitigate or eliminate altered risk does not act as a waiver of its rights and does not bar Nationwide from asserting its rights at a future date.

CONTRACT OWNER

The Contract Owner has all rights under the Contract before the Annuitization Date, unless a Joint Owner is named. If the person purchasing the Contract names someone else as the Contract Owner, then the purchaser will have no rights under the Contract.

The Annuitant becomes the Contract Owner on the Annuitization Date.

JOINT OWNER

Joint Owners must be spouses at the time joint ownership is requested. Joint Owners have an undivided interest in the Contract and any exercise of ownership rights in the Contract must be in writing and signed by both Joint Owners.

CONTINGENT OWNER

The Contingent Owner may receive benefits under the Contract, but only if the Contract Owner is not named as the Annuitant, dies prior to the Annuitization Date, and there is no surviving Joint Owner. If more than one Contingent Owner survives the Contract Owner, each will share equally unless otherwise specified in the Contingent Owner designation.

If a Contract Owner is named as the Annuitant and dies before the Annuitization Date, then the Contingent Owner does not have any rights in the Contract. If a surviving Contingent Owner is also named as the Beneficiary, then he/she will have all the rights of a Beneficiary.

ANNUITANT

The Annuitant is the person who will receive annuity payments upon Annuitization. The Annuitant must be age 85 or younger at the time of Contract issuance unless Nationwide approves a request for the Annuitant to be older. The Annuitant may not be changed prior to the Annuitization Date without Nationwide's written consent.

CONTINGENT ANNUITANT

If the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant. The Contingent Annuitant must be age 85 or younger at the time of Contract issuance unless Nationwide approves a request for the Contingent Annuitant to be older. All provisions of the Contract that are based on the death of the Annuitant prior to the Annuitization Date will be based on the death of the last survivor of the Annuitant and Contingent Annuitant.

CO-ANNUITANT

Co-Annuitants may be named for the sole purpose of utilizing the spousal protection benefit. The Co-Annuitants must be spouses and age 85 or younger at the time they are named as such. The spousal protection benefit provides for the payment of the Death Benefit on the death of each Co-Annuitant.

One of the Co-Annuitants must be treated as the Annuitant for purposes of payment under an annuity payment option.

For details, please see the description of the spousal protection feature in the "Succession of Rights and the Death Benefit" section of the Contract.

BENEFICIARIES AND CONTINGENT BENEFICIARIES

The Beneficiary may be entitled to certain rights under the Contract. Whether these rights actually vest depends on several conditions. The Contingent Beneficiary has no rights unless he/she survives all Beneficiaries and such Beneficiaries (had they survived) would be entitled to receive payments under the Contract. The right to receive payments under the Contract, including the Death Benefit, is described in detail in the "Succession of Rights and the Death Benefit" section of the Contract.

Unless otherwise directed by the Contract Owner, the following will apply:

(1) After the death of the Contract Owner (assuming all rights vest with the Beneficiary as described in the preceding paragraphs), the Beneficiary may name a successor beneficiary. A successor beneficiary will have the right to receive any Contract proceeds remaining after the Beneficiary dies;

(2) If there is more than one Beneficiary, each will share equally in any right to receive payment;

(3) If there is more than one Contingent Beneficiary, each will share equally in any right to receive payment.

CONTRACT INVESTMENT OPTIONS

The Contract offers two classifications of investment options: Sub-Accounts within the Variable Account; and guaranteed term options under the Multiple Maturity Account.

VARIABLE ACCOUNT

The Variable Account is a segregated investment account of Nationwide. All assets of the Variable Account are the property of Nationwide, but are not charged with the liabilities from any other of its businesses. Income, gains, and losses of the Variable Account reflect its own investment experience and not the investment experience of Nationwide. Although the assets in the Variable Account are the property of Nationwide, it is obligated to make payments to the parties of the Contract.

The Variable Account offers several underlying mutual funds, each being a Sub-Account of the Variable Account. The Contract Owner may allocate Purchase Payments to any of the available Sub-Accounts. Purchase Payments allocated to Sub-Accounts may be subject to terms or conditions established by the corresponding underlying mutual fund. The underlying mutual funds available in the Variable Account are not publicly traded mutual funds.

The value of amounts allocated to each Sub-Account is determined by multiplying the Accumulation Units in the Sub-Account by the value of the Accumulation Unit. When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying mutual fund. Investment experience is tied to the value of the Accumulation Units, not the number of Accumulation Units. Accumulation Units of a Sub-Account are added by Purchase Payment or transfer allocations. Accumulation Units of a Sub-Account are subtracted by any Surrenders, transfers to other Sub-Accounts or Multiple Maturity Account, or charges described in the "Contract Expense" section (except the Variable Account charge).

Underlying mutual fund shares in the Variable Account are valued at their net asset value.

If the shares of an underlying mutual fund are no longer available for investment by the Variable Account or if in the judgment of Nationwide's management further investment in such underlying mutual fund's shares should be inappropriate in view of the purposes of the Contract, Nationwide may substitute shares of another underlying mutual fund for underlying mutual fund shares already purchased or to be purchased in the future by Purchase Payments under the Contract.

In the event of a substitution or change, Nationwide may, by appropriate endorsement, make changes to the Contract and other contracts of this class as may be necessary to reflect the substitution or change. Nothing contained in the Contract will prevent the Variable Account from purchasing other securities for other series or classes of contracts or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such contracts.

MULTIPLE MATURITY ACCOUNT

THE GTOS OF THE MULTIPLE MATURITY ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT (DESCRIBED IN THE FOLLOWING PARAGRAPHS) FOR ANY SURRENDER, TRANSFER, OR ANNUITIZATION OCCURRING PRIOR TO THE EXPIRATION OF A GTO.

The Multiple Maturity Account has five GTOs available. The available GTOs have terms lasting one year, three years, five years, seven years and ten years. The minimum of each allocation to a GTO is $1,000.

During the term of a GTO, Nationwide credits an interest rate that is established upon the GTO allocation. The interest rate is credited during the term of the GTO. Interest rates for GTOs will vary, but once an allocation has been made to a GTO, the interest rate established will be credited for the term of the GTO (subject to the market value adjustment, as described in the following paragraphs).

At least 15 days and at most 30 days before the end of each calendar quarter, Contract Owners having GTOs reaching the end of their terms in the next quarter will be notified of their impending expiration. When the GTOs have expired, the Contract Owner will then have 30 days from the day following expiration to Surrender or transfer the GTOs without application of the market value adjustment. During the 30 days after the GTOs have expired, the interest rate established for the GTO will continue to be credited. If the GTOs have not been transferred or Surrendered 30 days following the expiration date, amounts in the GTOs will be transferred automatically to a money market Sub-Account.

GTOs are only available prior to the Annuitization Date. If the Contract is annuitized during the term of a GTO, then the amounts in the GTO must be transferred to a Sub-Account of the Variable Account and will be subject to a market value adjustment.

A market value adjustment ("MVA") applies to all amounts in a GTO that are transferred or Surrendered prior to the expiration of the term. This includes amounts transferred for a loan. All interest rate swaps described in connection with the MVA formula are published by the Federal Reserve Board. If the Federal Reserve Board halts publication of interest rate swaps and there is no suitable alternative source of interest rate swaps, or if, for any other reason, interest rate swaps are not available to be relied upon, Nationwide will use appropriate rates based on treasury bond yields.

The MVA is calculated using an MVA formula expressing the relationship between three factors: (1) the interest rate swap for a period equivalent to the term of the GTO at the time of allocation; (2) the interest rate swap at the time of Surrender or transfer for a period of time with maturity equal to the time remaining until expiration of the GTO; and (3) the number of days remaining until the date the GTO expires.

The formula for determining the MVA is:

                                     t
                ____1 + A____
               1 + B + 0.0025

Where:

A= the interest rate swap for a period equivalent to the term of the GTO at the time of allocation (1, 3, 5, 7 or 10 years);

B= the interest rate swap at the time of distribution for a period of time with maturity equal to the time remaining until expiration of the GTO. In determining the number of years to maturity, any partial year is counted as a full year, unless it causes the number of years to exceed the GTO's term;

T=   the number of days until the expiration of the GTO, divided by 365.25.

In the case of A, the interest rate swap used is the rate published two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

In the case of B, the interest rate swap used is the rate published two days before the date of Surrender or transfer. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

For periods not coinciding with the published interest rate swap periods, rates used in A and B will be determined by an adjustment to the published interest rate swaps based on a proportion to the difference in years.

The MVA formula also accounts for the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.0025 in the MVA formula.

The result of the MVA formula as described in this section is an MVA factor. The MVA factor will be more than, less than, or equal to one. The MVA formula is multiplied by amounts transferred, Surrendered or Annuitized from the GTO.

(1) Positive Adjustment - If the MVA factor is more than one, the adjustment is positive and the value of amounts transferred or Surrendered from the GTO increase.

(2) Negative Adjustment - If the MVA factor is less than one, the adjustment is negative and the value of amounts transferred or Surrendered from the GTO decreases.

(3) No Adjustment - If the MVA factor is exactly one, there is no adjustment and the value of amounts transferred or Surrendered from the GTO does not change.


OPERATION OF THE CONTRACT

PURCHASE PAYMENTS

The Contract is issued in consideration of the Purchase Payment(s) made by the Contract Owner. Purchase Payments are accepted by Nationwide at its home office in Columbus, Ohio. The minimum initial Purchase Payment is required on the Date of Issue and must be at least $5,000. The Contract Owner may satisfy the minimum initial Purchase Payment by making periodic Purchase Payments until the first Contract Anniversary. Nationwide does not require any additional Purchase Payments after the minimum initial Purchase Payment has been satisfied and the Contract will not lapse or otherwise be cancelled for failure to make additional Purchase Payments. Nationwide accepts additional Purchase Payments of $500 or more. If additional Purchase Payments are made via automated clearinghouse, the minimum subsequent Purchase Payment amount is reduced to $100.

Notwithstanding the preceding paragraph, total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Annuitant may not exceed $1,000,000 (and will be returned to the Contract Owner), unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000.

TRANSFERS

Prior to the Annuitization Date, transfers among the investment options available under the Contract are permitted 20 times per calendar year. Nationwide accepts transfers in excess of 20, but only if they are sent via ordinary U.S. Mail. For purposes of determining the number of transfers, the following will apply:

(1) a transfer is considered to be one or more allocations of Contract Value among available investment options on a single business day;

(2) the transfer limit of 20 will be set (or re-set) every calendar year beginning January 1st;

(3) transfers not exercised during a given calendar year cannot be "banked" or otherwise accumulated and used in subsequent calendar years (transfer limits are non-cumulative in nature);

(4) asset rebalancing transactions, as described in the "Contract Owner Services" section of the Contract, are considered transfers;

(5) dollar cost averaging transactions, as described in the "Contract Owner Services" section of the Contract, are not considered transfers.

There are certain transfer restrictions or fees that may be imposed by underlying mutual funds.

Nationwide may refuse, limit or otherwise restrict transfer requests, or take any other reasonable action it deems necessary to protect Contract Owners, Annuitants and/or Beneficiaries from short-term trading strategies or other harmful investment practices that negatively impact underlying mutual fund performance. Nationwide may restrict a Contract Owner engaged in such a practice or strategy or a third-party acting on behalf of a Contract Owner(s).

Nationwide's failure to take action in any one or more instances with respect to the preceding restrictions is not, nor is it to be construed or deemed as, a further or continuing waiver of its right to enforce them.

Transfers between the Variable Account and Multiple Maturity Account must be made before the Annuitization Date. The following transfer restrictions apply.

(1) Nationwide may restrict transfers into and out of the Multiple Maturity Account to one per calendar year (not including transfers in or out during the thirty days following the date a GTO has expired). Transfers into a GTO must be at least $1,000.

(2) Nationwide may delay a transfer out of the Multiple Maturity Account for a period of up to six months from the date it receives the request from the Contract Owner.

SURRENDERS

The Contract Owner may Surrender part or all of the Contract Value before the earlier of:

(1) the death of the Annuitant and any Contingent Annuitant; or

(2) the Annuitization Date.

Nationwide requires that Surrender requests be made in writing and may require the return of the Contract if the entire Contract Value is being Surrendered. To insure Surrenders are being requested properly, Nationwide may require the signature(s) on a Surrender request be guaranteed by a member firm of a major stock exchange or other depository institution qualified to do so.

Unless the Contract Owner provides specific direction to Nationwide as to how amounts from the Contract are to be Surrendered, Nationwide will process requests for Surrender in the following manner.

(1) Proportional Surrender - Surrenders will be taken proportionally from each option in which the

     Contract Owner is invested based on its value (the Variable Account and the Multiple Maturity Account).

(2) Surrender Amount Received - The amount received by the Contract Owner will be equal to the amount of the Surrender requested by the Contract Owner minus any charges described in the "Contract Expenses" section or adjustments and any applicable premium taxes.

The Surrender Value will be paid to the Contract Owner within seven days of the date Nationwide receives, at its home office in Columbus, Ohio, the properly executed Surrender request from the Contract Owner.

The Surrender Value is equal to:

(1) the Contract Value; minus

(2) any charges described in the "Contract Expenses" section; plus or minus

(3) a market value adjustment (if applicable); minus

(4) any state premium taxes.

Any applicable federal income taxes are not included in calculating the Surrender Value.

Nationwide may delay Surrender requests as follows:

(1) Nationwide reserves the right to delay payment of a Surrender of any portion of the Multiple Maturity Account for up to six months from the date the request is received;

(2) Nationwide has the right to suspend or delay the date of any Surrender from the Variable Account for any period when;

     a)   the New York Stock Exchange is closed,

     b)   when trading on the New York Stock Exchange is restricted,

     c) when an emergency exists and as a result the disposal of securities in the Variable Account is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Account, or

     d) during any other period when the Securities and Exchange Commission by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission may govern as to whether certain conditions set forth in the preceding paragraphs exist.

SURRENDERS REQUIRED BY THE INTERNAL REVENUE CODE

Certain Surrenders may be required by the Internal Revenue Code. For purposes of this section, a Surrender may also be termed a "distribution" or a "required distribution."

In no case may a Surrender be delayed beyond the time specified by Internal Revenue Code Section 72(s).

If any Contract Owner or Joint Owner dies (including an Annuitant who becomes the Contract Owner of the Contract on the Annuitization Date), certain distributions are required by Section 72(s) of the Internal Revenue Code. The following distributions will be made in accordance with these requirements (regardless of any other provisions in the Contract):

(1) If any Contract Owner dies on or after the Annuitization Date and before the entire interest under the Contract has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of the date of such Contract Owner's death.

(2) If any Contract Owner dies before the Annuitization Date, then the entire interest in the Contract (consisting of either the Death Benefit or the Contract Value reduced by certain charges as set forth elsewhere in the Contract) shall be distributed within 5 years of the death of the deceased Contract Owner, provided however:

     (a) If any portion of such interest is payable to or for the benefit of a natural person who is a surviving Contract Owner, Contingent Owner, Joint Owner, Annuitant, Contingent Annuitant, Beneficiary, or Contingent Beneficiary as the case may be (each a "designated beneficiary"), such portion may, at the election of the designated beneficiary, be distributed over the life of such designated beneficiary, or over a period not extending beyond the life expectancy of such designated beneficiary, provided that payments begin within one year of the date of the deceased Contract Owner's death (or such longer period as may be permitted by federal income tax regulations). Life expectancy and the amount of each payment will be determined as prescribed by federal income tax regulations.

     (b) If the designated beneficiary is the surviving spouse of the deceased Contract Owner, such spouse may elect, in lieu of the Death Benefit, to become the Contract Owner of this Contract, and the distributions required under the Required Distribution Provisions will be made upon the death of such spouse.

In the event that the Contract Owner is not a natural person (e.g., a trust or corporation), then, for purposes of these distribution provisions, (i) the death of the Annuitant shall be treated as the death of any Contract Owner, (ii) any change of the Annuitant shall be treated as the death of any Contract Owner, and
(iii) in either case the appropriate distribution required under these distribution rules shall be made upon such death or change, as the case may be. The Annuitant is the primary annuitant as defined in Section 72(s)(6)(B) of the Code.

These distribution provisions shall not be applicable to any Contract that is not required to be subject to the provisions of Section 72(s) of the Code by reason of Section 72(s)(5) or any other law or rule. Such Contracts include, but are not limited to, any Contract (i) which is provided under a plan described in
Section 401(a) of the Code which includes a trust exempt from tax under Section 501 of the Code; (ii) which is provided under a plan described in Section 403(a) of the Code; (iii) which is described in Section 403(b) of the Code; (iv) which is an individual retirement annuity or provided under an individual retirement account or annuity as described in Section 408 of the Code; or (v) which is qualified funding asset (as defined in Section 130 (d) of the Code, but without regard to whether there is a qualified assignment).

ADDITIONAL TAX INFORMATION

The Contract is subject to requirements found in the Internal Revenue Code. It is intended that the Contract be treated as an "annuity contract" for federal income tax purposes. Nationwide will interpret and administer all sections of the Contract in accordance with Internal Revenue Code Section 72(s). Nationwide reserves the right to amend this Contract to comply with requirements set out in the Internal Revenue Code and regulations and rulings thereunder, as they may exist from time to time.

Surrenders are calculated by use of the expected return multiples specified in Tables V and VI of Section 1.72-9 of the Treasury Regulations and calculated in accordance with the calculation methods made available by Nationwide, prescribed by the regulations and elected by the Contract Owner.

If the Contract is issued other than as a Non-Qualified Contract, the Contract Owner will receive an endorsement describing the Contract requirements for the type of Contract issued.

Nationwide will deduct against the Contract Value the amount of any premium taxes levied by a state or any other government entity on Purchase Payments. The method used to recoup premium taxes will be determined by Nationwide at its sole discretion and in compliance with applicable state law. Nationwide currently deducts premium taxes from a Contract Value at one of the following times:

(1) when the Contract is Surrendered;

(2) on the Annuitization Date; or

(3) when Nationwide is subject to the premium tax.


CONTRACT OWNER SERVICES

Listed in this section are descriptions of certain services Nationwide may make available under the Contract. The services described in this section are not available on or after the Annuitization Date.

ASSET REBALANCING

PLEASE NOTE THAT TERMS AND CONDITIONS IMPOSED BY UNDERLYING MUTUAL FUNDS MAY RESTRICT THE ABILITY TO DO ASSET REBALANCING WITH CERTAIN SUB-ACCOUNTS.

Nationwide permits the Contract Owner to elect, on a form provided by Nationwide, to periodically have the part of the Contract Value held in the Sub-Accounts of the Variable Account re-allocated on a predetermined percentage basis. This service is not available, nor will it ever apply, to any part of the Contract Value allocated to the Multiple Maturity Account.

The Contract Owner may elect to have asset rebalancing done on a quarterly, semi-annual, or annual basis. If the last day of any of these periods falls on a date other than a Valuation Date, Nationwide will process the asset rebalancing on the next available Valuation Date.

Nationwide may, on a prospective basis, discontinue new asset rebalancing programs. Nationwide may also assess a processing fee for this service.

DOLLAR COST AVERAGING PROGRAMS

The Contract Owner may elect, on a form provided by Nationwide, to transfer on a monthly, quarterly, semi-annual, or annual basis specified amounts from certain Sub-Accounts of the Variable Account.

Dollar cost averaging transfers will continue out of the applicable Sub-Account until exhausted or the Contract Owner instructs Nationwide in writing to discontinue the program.

SYSTEMATIC SURRENDERS

The Contract Owner may elect, on a form provided by Nationwide, to take systematic Surrenders of $100 or more on a monthly, quarterly, semi-annual or annual basis. Nationwide will process the Surrenders on a pro-rata basis from each Sub-Account of the Variable Account. Systematic Surrenders are not available for amounts invested in the Multiple Maturity Account. Systematic Surrenders may be subject to the charges described in the "Contract Expenses" section, as well as any applicable state premium taxes. Unless otherwise directed by the Contract Owner, Nationwide will withhold federal income taxes from each systematic Surrender.

The Contract Owner may request an age-based systematic Surrender program (in accordance with the table that follows). This type of systematic Surrender program terminates each year on the day before the Contract Anniversary and may be reinstated only on or after the next Contract Anniversary pursuant to a new request.

     -------------------------------- ----------------
                                      CONTRACT VALUE
                 AGE OF                 PERCENTAGE
             CONTRACT OWNER*
     -------------------------------- ----------------
            Under Age 59 1/2                5%
     -------------------------------- ----------------
        Age 59 1/2 through Age 61           7%
     -------------------------------- ----------------
          Age 62 through Age 64             8%
     -------------------------------- ----------------
            Age 65 through 74               10%
     -------------------------------- ----------------
             Age 75 and Over                13%
     -------------------------------- ----------------

*The age of the Contract Owner will be determined as of the date the request for systematic Surrender is received and recorded by Nationwide at its home office in Columbus, Ohio. In the case of Joint Ownership, the "Age of Contract Owner" will be based on the older Joint Owner.

Unless the Contract Owner has made an irrevocable election of Surrenders of substantially equal periodic payments, the systematic Surrenders may be discontinued at any time by written notification to Nationwide. Nationwide may discontinue prospective systematic Surrender programs.

SUCCESSION OF RIGHTS AND THE DEATH BENEFIT

Whether a party to the Contract has certain rights (including the right to receive the Death Benefit) depends on whether certain parties (such as a Contingent Annuitant or Joint Owner) have been named and whether the Contract Owner and the Annuitant are the same person.

DEATH OF THE CONTRACT OWNER

If the Contract Owner (or any Joint Owner) and the Annuitant are not the same person and such Contract Owner dies before the Annuitization Date, the "Death Benefit" section does not apply and contractual rights succeed in the following order:

(1)  if there is a surviving Joint Owner, he/she becomes the new Contract Owner;

(2) if there is no surviving Joint Owner, the Contingent Owner becomes the new Contract Owner;

(3) if there is no surviving Joint Owner or Contingent Owner, the Beneficiary(ies) becomes the new Contract Owner.

(4) if there is no surviving Beneficiary(ies), then the last surviving Contract Owner's estate becomes the new Contract Owner.

DEATH OF CONTRACT OWNER/ANNUITANT

If the Contract Owner (or any Joint Owner) and the Annuitant are the same person, and that person dies before the Annuitization Date, the Death Benefit becomes payable. Rights to the Death Benefit are determined in the following order:

(1)  if there is a surviving Joint Owner, he/she is entitled to the Death
     Benefit;

(2) if there is no surviving Joint Owner, the Beneficiary(ies) are entitled to the Death Benefit;

(3) if there is no surviving Joint Owner or Beneficiary(ies), then the Contingent Beneficiary(ies) are entitled to the Death Benefit;

(4) if there is no surviving Contingent Beneficiary(ies), then the last surviving Contract Owner's estate is entitled to the Death Benefit.

DEATH OF ANNUITANT

If there is no Contingent Annuitant, the Contract Owner and the Annuitant are not the same person, and the Annuitant dies before the Annuitization Date, then rights to the Death Benefit are determined in the following order:

(1) the Beneficiary(ies), if they survive the Annuitant;

(2) the Contingent Beneficiary(ies), if they survive the Annuitant;

(3) the last surviving Contract Owner's estate.

DEATH BENEFIT PAYMENT

The Death Benefit is only payable if the Annuitant dies before the Annuitization Date. The value of the Death Benefit is determined as of the date of the Annuitant's death. Prior to paying the Death Benefit, Nationwide must receive in writing at its home office in Columbus, Ohio, the following three items: (1) proper proof of the Annuitant's death; (2) an election specifying the method of Surrender; and (3) state required forms, if any.

Nationwide will accept any one of the following as proper proof of the Annuitant's death:

(1)  a certified copy of the death certificate;

(2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

(3) a written statement by a medical doctor who attended the deceased Annuitant; or

(4)  any other proof Nationwide finds acceptable.

The Beneficiary must elect a method of Surrender that complies with any applicable Internal Revenue Code requirements. The Beneficiary may elect to receive the Death Benefit in the form of:

(1) a lump sum distribution;

(2) an annuity payment; or

(3) any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.

The Death Benefit payment will be made or will commence within 30 days after receipt of proof of death and notification of the election on how to receive the Death Benefit.

STANDARD DEATH BENEFIT

The dollar amount of the Death Benefit is equal to the greatest of:

(1)  the Contract Value;

(2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender;

(3) the greatest five-year Contract Anniversary value before the deceased Annuitant's 86th birthday. The five-year Contract Anniversary value is equal to the Contract Value on a five-year Contract Anniversary plus any Purchase Payments since that five-year Contract Anniversary and reduced by any Surrenders since that five-year Contract Anniversary in the same proportion that each Surrender reduced the Contract Value on the date of Surrender.

The Contract Value described in preceding items (1) and (3) will include a market value adjustment for any amounts allocated to the Multiple Maturity Account.

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments. The adjustment is calculated using the following formula.

     Death Benefit Adjustment Formula

     A x F + B x (1 - F)

     Where:

     A = The greatest of: (1) the Contract Value; (2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender; (3) the greatest five-year Contract Anniversary value before the deceased Annuitant's 86th birthday. The five-year Contract Anniversary value is equal to the Contract Value on a five-year Contract Anniversary plus any Purchase Payments since that five-year Contract Anniversary and reduced by any Surrenders since that five-year Contract Anniversary in the same proportion that each Surrender reduced the Contract Value on the date of Surrender. The Contract Value described in preceding items
         (1) and (3) will include a market value adjustment for any amounts allocated to the Multiple Maturity Account.

     B = The Contract Value.

     F = The ratio of $3,000,000 to sum of all Purchase Payments.

SPOUSAL PROTECTION

The spousal protection benefit permits a surviving spouse to continue the Contract while receiving the Death Benefit upon the death of the other spouse. In order to take advantage of this benefit the following will apply.

(1) One or both of the spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner.

(2) The spouses must be Co-Annuitants. Both Co-Annuitants must be age 85 or younger on the Date of Issue.

(3) The spouses must be the Beneficiaries, except that a valid trust or custodial arrangement may be established if it is for the exclusive benefit of each spouse.

(4) No other person may be named as Contract Owner, Annuitant or as primary Beneficiary, except that a Contract Owner or primary Beneficiary may be a valid trust or custodial arrangement established for the exclusive benefit of each spouse.

(5) If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend.

(6) Death of a Co-Annuitant - Prior to Annuitization, upon the death of the Co-Annuitant, the surviving spouse may continue the Contract as its sole Contract Owner. If the chosen Death Benefit is higher than the Contract Value at the time of death, the Contract Value will be adjusted to equal the chosen Death Benefit amount. The surviving spouse may then name a new Beneficiary but may not name another Co-Annuitant.

(7) If a Co-Annuitant is added at any time after the Date of Issue, a copy of the certificate of marriage must be provided and the date of marriage must be after the Date of Issue. In addition, the Co-Annuitant that is added must be age 85 or younger.

The Death Benefit is paid on the death of each Co-Annuitant. In no event will Nationwide pay the Death Benefit more than twice.

ANNUITIZATION

The other sections within the Contract primarily deal with provisions involving the accumulation of amounts in the various contract investment options, certain contractual benefits and rights that occur prior to receiving any annuity payments.

This "Annuitization" section primarily describes the right to receive certain payments upon Annuitization, including guarantees with respect to certain life contingent payment options.

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is selected by the Contract Owner and is generally the first day of a calendar month. The date must be at least two years after the Date of Issue. If an Annuity Commencement Date is not selected, it will be the date the Annuitant reaches age 90.

The Contract Owner may change the Annuity Commencement Date if the following requirements are met:

(1)  the requested change is before the Annuitization Date;

(2)  the change is made in writing and approved by Nationwide;

(3) the new Annuity Commencement Date is not later than the first day of the first calendar month after the Annuitant's 90th birthday unless Nationwide agrees to a later date in writing.

A change will become effective as of the date requested, but will not apply to any action taken by Nationwide before it is recorded at Nationwide's home office in Columbus, Ohio.

ANNUITIZATION PROCESS

Annuitization is irrevocable once payments have begun. The Contract Owner must provide Nationwide the following items in writing to annuitize the Contract:

(1)  election of an Annuity Payment Option; and

(2) election to receive a fixed payment annuity, variable payment annuity, or any other combination that may be available on the Annuitization Date.

CALCULATION OF FIXED ANNUITY PAYMENTS

The first payment of a fixed payment annuity is determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium tax, to the fixed annuity table in effect on the Annuitization Date for the Annuity Payment Option elected.

The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than 1.5% minimum interest and the applicable Annuity 2000 Mortality Table with Projection Scale G, assuming Annuitization in the year 2000, and the following age adjustments.


------------------- ----------------------------------
ANNUITIZATION DATE
                              ADJUSTED AGE*
------------------- ----------------------------------
Before 2009         Age last birthday minus 4 years
------------------- ----------------------------------
2009 - 2015         Age last birthday minus 5 years
------------------- ----------------------------------
2016 - 2022         Age last birthday minus 6 years
------------------- ----------------------------------
2023 - 2029         Age last birthday minus 7 years
------------------- ----------------------------------
2030 - 2036         Age last birthday minus 8 years
------------------- ----------------------------------
2037 - 2043         Age last birthday minus 9 years
------------------- ----------------------------------
After 2043          Age last birthday minus 10 years
------------------- ----------------------------------

*Adjusted age is equal to the Annuitant's actual age in years on his/her last birthday minus the number of years specified in the table for each range of Annuitization Dates.

The determination of the applicable Annuity 2000 Mortality Table and Projection Scale G will be based upon the type of Contract issued.

CALCULATION OF VARIABLE ANNUITY PAYMENTS

PLEASE NOTE THAT EACH VARIABLE ANNUITY PAYMENT WILL FLUCTUATE AND MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS.

A variable payment annuity is a series of payments that are not predetermined or guaranteed as to dollar amount and that vary in amount with the investment experience of the Sub-Accounts selected by the Contract Owner.

The first payment of a variable payment annuity is determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium taxes, to the variable annuity table in effect on the Annuitization Date for the Annuity Payment Option elected. The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than a 3.5% assumed investment return and the applicable Annuity 2000 Mortality Table with Projection Scale G, assuming Annuitization in the year 2000, and the following age adjustments.

------------------- ----------------------------------
ANNUITIZATION DATE
                              ADJUSTED AGE*
------------------- ----------------------------------
Before 2009         Age last birthday minus 4 years
------------------- ----------------------------------
2009 - 2015         Age last birthday minus 5 years
------------------- ----------------------------------
2016 - 2022         Age last birthday minus 6 years
------------------- ----------------------------------
2023 - 2029         Age last birthday minus 7 years
------------------- ----------------------------------
2030 - 2036         Age last birthday minus 8 years
------------------- ----------------------------------
2037 - 2043         Age last birthday minus 9 years
------------------- ----------------------------------
After 2043          Age last birthday minus 10 years
------------------- ----------------------------------

*Adjusted age is equal to the Annuitant's actual age in years on his/her last birthday minus the number of years specified in the table for each range of Annuitization Dates.

The determination of the applicable Annuity 2000 Mortality Table and Projection Scale G will be based upon the type of Contract issued.

Variable annuity payments after the first payment will vary in amount and may decrease after the first payment. The payment amount changes with the investment performance of the Sub-Accounts selected by the Contract Owner within the Variable Account.

An Annuity Unit is used to calculate the value of annuity payments. When the underlying mutual fund shares were first established, the value of an Annuity Unit for each Sub-Account of the Variable Account was arbitrarily set at $10. The value for any later Valuation Period is found as follows:

(1) the Annuity Unit value for each Sub-Account for the immediately preceding Valuation Period is multiplied by the net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated;

(2) the result is multiplied by an interest factor because the assumed investment rate of 3.5% per year is built into the purchase rate basis for Variable Payment Annuities.

Using the Annuity Unit value, the dollar amount of variable annuity payments is determined by:

(1) the dollar amount of the first annuity payment is divided by the Annuity Unit value as of the Annuitization Date. This result establishes the fixed number of Annuity Units for each monthly annuity payment after the first. The number of Annuity Units remains fixed during the annuity payment period;

(2) the fixed number of Annuity Units is multiplied by the Annuity Unit value for the Valuation Date for which the payment is due. This result establishes the dollar amount of the payment.

Nationwide guarantees that the dollar amount of each payment after the first will not be affected by variations in Nationwide's expenses or mortality experience.

FREQUENCY AND AMOUNT OF PAYMENTS

All annuity payments will be mailed within 10 business days of the scheduled payment date. Payments will be made based on the Annuity Payment Option selected and frequency selected. However, if the net amount to be applied to any Annuity Payment Option at the Annuitization Date is less than $2,000, Nationwide has the right to pay this amount in one lump sum instead of periodic annuity payments.

If any annuity payment would be or becomes less than $20, Nationwide may change the frequency of payments to an interval that results in payments of at least $20. In no event will Nationwide make payments under an annuity option less frequently than annually.

LARGE SIZE ANNUITY CONTRACTS

Notwithstanding any other provision in the Contract, the following will apply to all Contracts issued where cumulative Purchase Payments received exceed $2,000,000:

(1) Nationwide may limit the amount of the Contract Value applied to an Annuity Payment Option to $5,000,000 per annuitant. For amounts in excess of $5,000,000, Nationwide will permit the naming of additional annuitants (only for the purpose of Annuitization);

(2) Nationwide may limit the available Annuity Payment Option to a fixed Life Annuity with guaranteed period of payments through age 95 or 20 years (whichever is greater).

ANNUITY PAYMENT OPTIONS

SELECTION OF ANNUITY PAYMENT OPTION

The Contract Owner may select an Annuity Payment Option prior to Annuitization. The following applies to the selection of an Annuity Payment Option:

(1) if no Annuity Payment Option is selected, Nationwide will automatically set it as a life annuity with a guaranteed period of 240 months;

(2) Annuity Payment Options available may be limited based on age of the Annuitant (and any designated second person upon whose continuation of life any lifetime payments may depend);

(3) Annuity Payment Options may also be limited based on Surrenders required by the Internal Revenue Code.

The Annuity Payment Options found in the Contract are guaranteed to be available by Nationwide subject to the restrictions set forth in the preceding paragraphs and the "Large Size Annuity Contracts" subsection of the "Annuitization" section.

LIFE ANNUITY

The amount to be paid under this option will be paid during the lifetime of the Annuitant. Payments will cease with the last payment due prior to the death of the Annuitant.

JOINT AND SURVIVOR ANNUITY

The amount to be paid under this option will be paid during the joint lifetimes of the Annuitant and a designated second person. Payments will continue as long as either is living.

LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

The amount to be paid under this option will be paid during the lifetime of the Annuitant. A guaranteed period of 120 or 240 months may be selected. If the Annuitant dies prior to the end of this guaranteed period, the recipient chosen by the Contract Owner will receive the remaining guaranteed payments.


ANY OTHER OPTION

The amount and period under any other option will be determined by Nationwide. Payment options not set forth in the Contract are available only if they are approved by both Nationwide and the Contract Owner. Nationwide may elect to make available an immediate annuity contract as a settlement option if requested by the Contract Owner.

CONFIRMATION OF ANNUITY PAYMENTS

Nationwide will issue within 30 days of the Annuitization Date a confirmation of the elected Annuity Payment Option and the amount of each payment (or first payment if a variable Annuity Payment Option has been elected).

                                GUARANTEED ANNUITY TABLES
                    FIXED MONTHLY BENEFITS PER $1000 APPLIED

                   JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENTS

                                                      ADJUSTED AGE OF FEMALE ANNUITANT*
                                         50         55          60         65           70          80         90
   ADJUSTED AGE OF           50         2.54       2.66        2.77       2.85         2.92
   MALE ANNUITANT*           55         2.62       2.78        2.94       3.08         3.19
                             60         2.68       2.89        3.11       3.32         3.50        3.75
                             65                    2.96        3.24       3.54         3.82        4.27
                             70                                3.34       3.72         4.13        4.88
                             80                                           3.95         4.58        6.17       7.61
                             90                                                                    7.13       10.40


                     LIFE ANNUITY: MONTHLY ANNUITY PAYMENTS

                        MALE GUARANTEE PERIOD                                         FEMALE GUARANTEE PERIOD
    ANNUITANT'S                                                  ANNUITANT'S
   ADJUSTED AGE*                  120 MONTHS    240 MONTHS      ADJUSTED AGE*                 120 MONTHS    240 MONTHS
            ----                      ------        ------               ----                     ------        ------
                        NONE                                                        NONE
         50             3.03         3.01           2.95              50            2.79         2.78          2.75
         51             3.10         3.08           3.01              51            2.85         2.84          2.81
         52             3.17         3.14           3.07              52            2.91         2.90          2.86
         53             3.24         3.22           3.13              53            2.97         2.96          2.91
         54             3.32         3.29           3.19              54            3.04         3.02          2.97
         55             3.40         3.37           3.25              55            3.11         3.09          3.03
         56             3.49         3.45           3.32              56            3.18         3.16          3.09
         57             3.58         3.54           3.39              57            3.26         3.24          3.16
         58             3.68         3.63           3.46              58            3.34         3.32          3.23
         59             3.78         3.73           3.53              59            3.43         3.40          3.30
         60             3.89         3.83           3.60              60            3.52         3.49          3.37
         61             4.01         3.94           3.68              61            3.62         3.58          3.44
         62             4.14         4.05           3.75              62            3.72         3.68          3.52
         63             4.27         4.17           3.83              63            3.84         3.79          3.60
         64             4.41         4.30           3.90              64            3.96         3.90          3.68
         65             4.57         4.43           3.98              65            4.08         4.02          3.76
         66             4.73         4.57           4.05              66            4.22         4.14          3.84
         67             4.91         4.71           4.12              67            4.37         4.27          3.93
         68             5.09         4.86           4.19              68            4.52         4.41          4.01
         69             5.29         5.02           4.26              69            4.69         4.56          4.09
         70             5.50         5.18           4.33              70            4.87         4.71          4.17
         71             5.73         5.35           4.39              71            5.07         4.88          4.24
         72             5.97         5.53           4.44              72            5.28         5.05          4.32
         73             6.23         5.71           4.50              73            5.52         5.23          4.39
         74             6.51         5.89           4.55              74            5.76         5.42          4.45
         75             6.81         6.08           4.59              75            6.03         5.62          4.51
         76             7.13         6.27           4.63              76            6.33         5.83          4.56
         77             7.47         6.46           4.66              77            6.64         6.04          4.61
         78             7.83         6.65           4.70              78            6.99         6.25          4.65
         79             8.23         6.84           4.72              79            7.36         6.47          4.69
         80             8.65         7.03           4.74              80            7.77         6.69          4.72


                     LIFE ANNUITY: MONTHLY ANNUITY PAYMENTS
                                   (CONTINUED)

                         MALE GUARANTEE PERIOD                                       FEMALE GUARANTEE PERIOD
    ANNUITANT'S                                                 ANNUITANT'S
   ADJUSTED AGE*                  120 MONTHS    240 MONTHS     ADJUSTED AGE*                 120 MONTHS     240 MONTHS
            ----                      ------        ------              ----                     ------         ------
                        NONE                                                       NONE
         81              9.10         7.21          4.76              81            8.21         6.90           4.74
         82              9.58         7.39          4.78              82            8.69         7.12           4.76
         83             10.10         7.56          4.79              83            9.21         7.32           4.78
         84             10.66         7.73          4.80              84            9.77         7.52           4.79
         85             11.25         7.88          4.80              85            10.38        7.70           4.80
         86             11.88         8.02          4.81              86            11.04        7.87           4.80
         87             12.56         8.16          4.81              87            11.75        8.03           4.81
         88             13.27         8.28          4.81              88            12.51        8.18           4.81
         89             14.04         8.39          4.81              89            13.32        8.31           4.81
         90             14.85         8.50          4.81              90            14.17        8.42           4.81

*Adjusted Age is defined in the "Calculation of Fixed Annuity Payments" section of the Contract.